UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: October 13, 2004
(Date of earliest event reported)

Hawk Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13797 (Commission File Number)	34-1608156 (I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 8.01. Other Events.
SIGNATURES

Item 7.01.    Regulation FD Disclosure.

     On October 13, 2004, Hawk Corporation (“Hawk”) updated and revised its guidance on its financial outlook for 2004. The information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

     Based on improving economic conditions in the markets Hawk serves and the strength of its new product introductions, market share gains and results from its Italian operations, Hawk expects full year 2004 net sales from continuing operations to increase between 13% and 16% from 2003 net sales from continuing operations of $202.6 million. Hawk’s net sales continue to benefit from new business awards achieved earlier in 2004 in a number of its end markets, including construction, agriculture, heavy truck, specialty friction and fluid power. This estimate of full year 2004 net sales from continuing operations represents an increase from the guidance Hawk announced in July 2004 when it estimated 2004 net sales from continuing operations would increase 10% to 13% above 2003 levels.

     Hawk expects income from operations for the full year 2004 to improve between 55% and 60% from 2003 income from operations of $10.9 million as a result of the improved sales volume, which has led to higher absorption of its fixed manufacturing costs, and improved operating efficiency. This guidance remains consistent with the income from operations guidance Hawk announced in July 2004. Hawk expects to achieve this increase in income from operations despite the surcharges and price increases it incurred on its raw material components and additional manufacturing and shipping costs it incurred because of disruptions in its receipt of steel shipments. In addition, to strengthen its aftermarket sales and build brand equity, Hawk has increased its selling, technical and administrative expenses relating to its marketing and research and development efforts, including costs associated with the previously-announced nationwide rollout of its Hawk Performance® brand brake pads at Pep Boys.

     Initially, Hawk expected operating results for the full years 2004 and 2005 to include approximately $5.5 million of costs associated with the expansion into its new friction products manufacturing facility in Tulsa, Oklahoma, which is currently under construction, and the related closure of its facility in Brook Park, Ohio. Of these expenses for 2004 and 2005, Hawk originally expected to incur $2.0 million in 2004. Due to the timing of certain activities associated with the project, Hawk now expects to incur $1.2 million of expenses in 2004, with the balance of the costs to be incurred in 2005. Hawk still expects total costs for the project in 2004 and 2005 to remain at approximately $5.5 million.

     In the third quarter of 2004, Hawk expects net sales from continuing operations to be approximately $59.0 million, an increase of approximately 22% from 2003 net sales from continuing operations of $48.2 million. This increase is an increase from its previous guidance issued in August 2004 when Hawk anticipated an 8% to 10% increase in net sales from continuing operations in the third quarter of 2004 compared to the third quarter of 2003. Hawk anticipates income from operations for the third quarter of 2004 to increase between 13% and 16% from income from operations in the third quarter of 2003 of $3.5 million, reflecting its improved sales volume, partially offset by increased raw material costs and manufacturing and shipping expenses, as well as by additional selling, technical and administrative expenses. In the

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third quarter of 2004, Hawk incurred approximately $0.3 million of expenses related to the move of its Brook Park, Ohio friction manufacturing facility to Tulsa, Oklahoma.

     As a result of the events described in Item 8.01 hereto, during the fourth quarter of 2004, Hawk expects to incur non-cash, non-recurring charges from continuing operations of approximately $0.5 million, net of tax, as a result of the write-off of previously capitalized unamortized consent payments arising from the refinancing of its 12% Senior Notes due 2006, and $0.4 million, net of tax, as a result of the write-off of previously capitalized unamortized deferred financing costs associated with the refinancing of its existing senior secured credit facility. Hawk expects that these charges, along with the charges of approximately $0.6 million, pre-tax, related to the relocation of its Brook Park, Ohio facility that it expects to incur in the fourth quarter of 2004, will cause Hawk to incur a loss from continuing operations in the fourth quarter.

     Hawk expects that it will incur a pre-tax loss at its domestic operations for the full year 2004, partially as a result of the non-recurring charges that it expects to take in the fourth quarter of 2004. Because of Hawk’s domestic losses for the two years ended December 31, 2002 and 2003, and the projected domestic loss for the year ending December 31, 2004, Hawk may not be able to recognize certain deferred tax assets that will be created as a result of these losses in 2004. At this time, Hawk cannot estimate the amount of the valuation allowance, if any, that may be necessary with respect to this deferred tax asset.

Item 8.01.    Other Events.

     Hawk intends to issue $100 million aggregate principal amount of senior notes due 2014 (the “Notes”), the terms and issuance of which will be subject to market and other conditions. In addition, Hawk intends to enter into a new five-year, senior secured credit facility having a maximum revolving credit commitment of $30 million, with a $5 million letter of credit subfacility. Hawk intends to use the proceeds of the offering of the Notes, together with borrowings under its new senior secured credit facility, to refinance its 12% Senior Notes due 2006, to repay loans under its existing senior secured credit facility and to pay fees and expenses of the transactions. Hawk expects that it will issue the Notes and enter into the new senior secured credit facility on or about the end of October 2004.

     The placement of the Notes will be made to qualified institutional buyers pursuant to Rule 144A of the Securities Act, and outside the United States pursuant to Regulation S of the Securities Act. The Notes will not be or have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. person absent registration or an applicable exemption from registration requirements. This Form 8-K does not constitute an offer to sell the Notes nor is it a solicitation of an offer to purchase the Notes.

Forward-Looking Statements

     This current report on Form 8-K includes forward-looking statements regarding Hawk’s financial outlook for 2004 that involve risks and uncertainties. These forward-looking statements are based upon management’s expectations and beliefs concerning future events and actual results may differ significantly from management’s expectations. In addition, this current report on Form 8-K includes forward-looking statements regarding Hawk’s intention to offer the

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Notes, Hawk’s intention to enter into a new senior secured credit facility, the intended use of the proceeds from the offering of the Notes and from the new senior secured credit facility, certain of the anticipated terms of the Notes and certain of the terms of the new senior secured credit facility. There can be no assurance that Hawk will complete the offering of the Notes or enter into the new senior secured credit facility on the anticipated terms or at all. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of Hawk that could cause actual results to differ materially from such statements. As noted, actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Hawk undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2004	HAWK CORPORATION
	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President – Finance and Treasurer

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